Exhibit 26(h)(9)(a)


                    AMENDMENT TO FUND PARTICIPATION AGREEMENT


         The Fund Participation Agreement dated November 8, 2000 by NATIONAL LIFE INSURANCE COMPANY and THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC. (the "Agreement") is hereby amended as follows:

1. Dreyfus Variable Investment Fund is hereby added as a party to the Agreement; and

2. Exhibit A to the Agreement is hereby deleted and replaced in its entirety by the Exhibit A attached hereto.

         All other terms and provisions of the Agreement not amended shall hereby remain in full force and effect.

Effective date:  March __, 2004


                        NATIONAL LIFE INSURANCE COMPANY


By:      __________________________

Name:    ___________________________

Title:   ____________________________


THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.


By:      __________________________

Name:    ___________________________

Title:   ____________________________


DREYFUS VARIABLE INVESTMENT FUND


By:      __________________________

Name:    ___________________________

Title:   ____________________________




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                                    EXHIBIT A

                           LIST OF PARTICIPATING FUNDS


FUND NAME                                               SHARE CLASS

Dreyfus Variable Investment Fund
        -   Appreciation Portfolio                     Initial Shares
        -   Developing Leaders Portfolio               Initial Shares
        -   Quality Bond Portfolio                     Initial Shares
The Dreyfus Socially Responsible Growth Fund, Inc.     Initial Shares





















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